EXHIBIT (99)-5

                                 INSTRUCTION TO
                  BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                             HEALTHSOUTH CORPORATION
                          7 3/8% SENIOR NOTES DUE 2006
                                       AND
                         8 3/8% SENIOR NOTES DUE 2011


To Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated      ,
2001 (the "Prospectus"), of HEALTHSOUTH Corporation (the "Company") and a related letter of transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Private Notes held by you for the account of the undersigned.

     The aggregate fact amount of the Private Notes held by you for the account of the undersigned is (fill in amount):

     $____________ of the 7 3/8% Senior Notes due 2006

     $____________ of the 8 3/8% Senior Notes due 2011

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

   A.               To  TENDER  the following Private Notes held by you for the account of
        ----------  the  undersigned  (insert  principal  amount  of Private Notes to be tendered):

       $            (1) of  the  7  3/8%  Senior  Notes due 2006, and not to tender
        ----------  other  Private Notes of such maturity, if any, held by you for the account of the undersigned;

       $            (1) of  the  8  3/8%  Senior  Notes due 2011, and not to tender
        ----------  other  Private Notes of such maturity, if any, held by you for the account of the undersigned;
   OR

     B.          NOT  to  tender any Private Notes held by you for the account of the
        -------  undersigned.









----------------
(1) Must be tendered only in integral multiples of $1,000.

     If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby authorizes you to make), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) it is not an affiliate of the Company or any of its subsidiaries, or, if the undersigned is an affiliate of the Company or any of its subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) the undersigned is not a broker-dealer who purchased the Private Notes for resale pursuant to an exemption under the Securities Act, and (v) the undersigned will be able to trade Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Private Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE


Name of Beneficial Owner(s):
                             --------------------------------------------------
Signature(s):
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Name(s) (please print):
                        -------------------------------------------------------
Address:
         ----------------------------------------------------------------------
                                                                     (zip code)


Telephone Number:
                ---------------------------------------------------------------
                                                                    (area code)

Taxpayer Identification or Social Security Number:
                                                   ----------------------------

Date:
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